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                                                                    EXHIBIT 99.4

                            HOMESTEAD BANCORP, INC.
                                STOCK ORDER FORM

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   Ponchatoula Homestead Savings                    EXPIRATION DATE
     Stock Information Center                    for Stock Order Forms:
           P.O. Drawer D                             June 23, 1998
        195 North Sixth St                      12:00 Noon, Central Time
       Ponchatoula, LA 70454
            (504) 386-

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IMPORTANT -- PLEASE NOTE: A properly completed original stock order form must be used to subscribe for common stock. Faxes or copies of this form will not be accepted.

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(1) NUMBER OF SHARES        SUBSCRIPTION PRICE         (2) TOTAL PAYMENT DUE
                             X    $10.00    =
----------------------                               -------------------------

The minimum purchase is 25 shares. The maximum purchase per priority category is 1% of the Conversion Stock sold in the Offerings (9,775 shares at the maximum), and no person (together with associates of or persons acting in concert with such person) may purchase more than the number of shares of Conversion Stock that when combined with any Exchange Shares received aggregate more than 3% of the total shares issued in the Conversion.

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(3) EMPLOYEE/OFFICER/DIRECTOR INFORMATION

Check here if you are a director, officer or employee of Ponchatoula Homestead Savings ("Ponchatoula") or a member of such person's immediate family.

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(4) METHOD OF PAYMENT/CHECK                             Check Amount
Enclosed is a check, bank draft or money
order made payable to Homestead Bancorp. Inc.
(the "Company") in the amount of:                 $
                                                  -----------------------

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(5) METHOD OF PAYMENT/WITHDRAWAL

The undersigned authorizes withdrawal from the following account(s) at Ponchatoula. There is no penalty for early withdrawal used for this payment.

              ACCOUNT NUMBER(S)         WITHDRAWAL AMOUNT(S)
          -------------------------     --------------------

          -------------------------     --------------------

          -------------------------     --------------------

          -------------------------     --------------------
            TOTAL WITHDRAWAL AMOUNT
                                        --------------------

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(6) MEMBER INFORMATION

A. / / Eligible Account Holder -- Check here if you were a depositor of at least $50.00 at Ponchatoula on December 31, 1996.

B. / / Supplemental Eligible Account Holder -- Check here if you were a depositor of at least $50.00 at Ponchatoula on March 31, 1998.

C. / / Other Member -- Check here if you held a deposit at Ponchatoula on May 4, 1998 but not on December 31, 1996 or March 31, 1998.

    Enter information below for all deposit accounts that you had at Ponchatoula as of the dates specified above for which you checked the appropriate box.

          ACCOUNT TITLE (NAMES ON ACCOUNTS)       ACCOUNT NUMBER(S)
          -----------------------------------     --------------------

          -----------------------------------     --------------------

          -----------------------------------     --------------------

PLEASE NOTE: FAILURE TO LIST ALL YOUR ACCOUNTS MAY RESULT IN THE LOSS OF PART OR ALL OF YOUR SUBSCRIPTION RIGHTS. IF ADDITIONAL SPACE IS NEEDED, PLEASE UTILIZE THE BACK OF THIS STOCK ORDER FORM.

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(7) STOCK REGISTRATION/FORM OF STOCK OWNERSHIP

/ / Individual                           / / Co-Ownership (Louisiana residents)
/ / (Fiduciary (i.e. trust,estate, etc.) / / Corporation or Partnership
/ / Tenants in Common (non-Louisiana)    / / Joint Tenants (non-Louisiana)
/ / Uniform Gifts to Minors Act          / / Other ----------------

(8) NAME(S) IN WHICH STOCK IS TO BE REGISTERED    Social Security # or Tax ID
(PLEASE PRINT CLEARLY)

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Name(s) continued

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Street Address           City                     State           Zip Code

-----------------------  -----------              --------------  --------------
(9) TELEPHONE INFORMATION
(Daytime)                (Evening)                Parish of Residence
(  )                     (  )
----------------         ----------------         ------------------------------

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(10) NASD AFFILIATION

/ / Check here if you are a member of the National Association of Securities
    Dealers, Inc. ("NASD"), a person associated with an NASD member, a member of the immediate family of any such person to whose support such person contributes, directly or indirectly, or the holder of an account in which an NASD member or person associated with an NASD member has a beneficial interest. To comply with conditions under which an exemption from the NASD's Interpretation With Respect to Free-Riding and Withholding is available, you agree, if you have checked the NASD Affiliation box, (i) not to sell, transfer or hypothecate the stock for a period of 90 days following issuance, and (ii) to report this subscription in writing to the applicable NASD member within one day of payment therefor.

(11) ASSOCIATE--ACTING IN CONCERT

/ / Check here, and complete the reverse side of this Form, if you or any associate (as defined on the reverse side of this Form) or persons acting in concert with you have submitted other orders for shares in the Subscription and/or Community Offerings.

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(12) ACKNOWLEDGMENT

To be effective, this fully completed Stock Order Form must be actually received by Ponchatoula no later than 12:00 Noon, Central Time, on June 23, 1998, unless extended; otherwise, this Stock Order Form and all subscription rights will be void. Completed Stock Order Forms, together with the required payment or withdrawal authorization, may be delivered to any full service office of Ponchatoula or may be mailed to the Post Office Box indicated on the enclosed business reply envelope. All rights exercisable hereunder are not transferable and shares purchased upon exercise of such rights must be purchased for the account of the person exercising such rights.

It is understood that this Stock Order Form will be accepted in accordance with, and subject to, the terms and conditions of the Plan of Conversion of Homestead Mutual Holding Company (the "MHC") and Agreement and Plan of Reorganization of the Company and Ponchatoula (the "Plan of Conversion"). If the Plan of Conversion is not approved by the members of the MHC and the stockholders of Ponchatoula at special meetings to be held on July 1, 1998 or any adjournment thereof, or if certain other conditions set forth in the Plan of Conversion are not satisfied, all orders will be cancelled and funds received as payment, with accrued interest, will be returned promptly.

The undersigned agrees that after receipt by Ponchatoula, this Stock Order Form may not be modified, withdrawn or cancelled (unless the conversion is not completed within 45 days after the completion of the Subscription Offering) without the consent of the Company and Ponchatoula, and if authorization to withdraw from deposit accounts at Ponchatoula has been given as payment for shares, the amount authorized for withdrawal shall not otherwise be available for withdrawal by the undersigned.

Under penalty of perjury, I certify that the Social Security or Tax ID Number and the other information provided under Number 8 of this Stock Order Form is true, correct and complete, that I am purchasing for my own account and that there is no agreement or understanding regarding the transfer of my subscription rights or the sale or transfer of these shares.

Applicable regulations prohibit any person from transferring or entering into any agreement directly or indirectly to transfer the legal or beneficial ownership of conversion subscription rights, or the underlying securities to the account of another. Ponchatoula and the Company may pursue any and all legal and equitable remedies in the event they become aware of the transfer of subscription rights and will not honor orders known by them to involve such transfer.

I acknowledge that the common stock offered is not a savings or deposit account and is not federally insured or guaranteed.

I also acknowledge receipt of a Prospectus dated May   , 1998.

A VALID STOCK ORDER FORM MUST BE SIGNED AND DATED TWICE: BELOW AND ON THE FORM OF THE CERTIFICATION ON THE REVERSE HEREOF.

   SIGNATURE           DATE                SIGNATURE           DATE

------------------------------          ------------------------------

A SIGNED CERTIFICATION MUST ACCOMPANY ALL STOCK ORDER FORMS (SEE REVERSE SIDE)

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                         FOR OFFICE USE ONLY
Date                                    Category
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Batch                                   Deposit
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Order                                   O/C
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ITEM (6)A, B, C -- (CONTINUED)

 ACCOUNT TITLE (NAMES ON ACCOUNTS)       ACCOUNT NUMBER(S)
-----------------------------------     --------------------

-----------------------------------     --------------------

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 ACCOUNT TITLE (NAMES ON ACCOUNTS)       ACCOUNT NUMBER(S)
-----------------------------------     --------------------

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ITEM (12) -- (CONTINUED)

List below all other orders submitted by you or your Associates (as defined) or by persons acting in concert with you.

                                             NUMBER OF
     NAMES(S) LISTED ON OTHER                  SHARES
         STOCK ORDER FORMS                    ORDERED
-----------------------------------     --------------------

-----------------------------------     --------------------

-----------------------------------     --------------------

-----------------------------------     --------------------

-----------------------------------     --------------------

"Associate" is defined as: (i) any corporation or organization (other than Ponchatoula, the Company or a majority-owned subsidiary of Ponchatoula or the Company) of which such person is an officer or partner or is, directly or indirectly, the beneficial owner of 10% or more of any class of equity securities; (ii) any trust or other estate in which such person has a substantial beneficial interest or as to which such person serves as a trustee or in a similar fiduciary capacity; provided, however, such term shall not include the Company's or Ponchatoula's employee benefit plans in which such person has a substantial beneficial interest or serves as a trustee or in a similar fiduciary; and (iii) any relative or spouse of such person, or any relative of such spouse, who has the same home as such person or who is a director or officer of Ponchatoula, any of its subsidiaries or the Company.

      YOU MUST SIGN THE FOLLOWING CERTIFICATION IN ORDER TO PURCHASE STOCK
                             FORM OF CERTIFICATION

I/WE ACKNOWLEDGE THAT THE COMMON STOCK OF HOMESTEAD BANCORP, INC. (THE "COMPANY") IS NOT A DEPOSIT OR SAVINGS ACCOUNT, IS NOT FEDERALLY INSURED, AND IS NOT GUARANTEED BY PONCHATOULA HOMESTEAD SAVINGS, F.A. ("PONCHATOULA"), THE COMPANY OR THE FEDERAL GOVERNMENT.

If anyone asserts that the Company's Common Stock is federally insured or guaranteed, or is as safe as an insured deposit, I should call the Office of Thrift Supervision, Midwest Regional Director, 112 W. John Carpenter Freeway, Dallas, Texas 75039-2010 at (972) 281-2000.

I/we further certify that, before purchasing the common stock, par value $.01 per share, of Homestead Bancorp, Inc., the proposed holding company for Ponchatoula, I/we received a Prospectus dated May , 1998 (the "Prospectus"). The Prospectus that I/we received contains disclosure concerning the nature of the security being offered and describes the risks involved in the investment, including the following risks described under "Risk Factors" beginning on page 18 of the Prospectus:

    1. Potential Low Return on Equity Following the Conversion; Uncertainty as to Future Growth Opportunities

    2.  Absence of Market for the Common Stock

    3. Potential Effects of Changes in Interest Rates and the Current Interest Rate Environment

    4.  High Percentage of Assets in Mortgage-Backed Securities

    5.  Reduced Gains on Sales of Loans

    6.  Risks Related to Consumer Loans

    7.  Risks Related to Commercial Real Estate Loans, Construction and Land
        Loans

    8.  Strong Competition Within Ponchatoula's Market Area

    9.  Geographic Concentration of Loans

    10. Reliance on Key Officers

    11. Certain Anti-Takeover Provisions

    12. Legislation Limiting Deduction of Bad Debt Reserves

    13. Regulatory Oversight and Legislation

    14. Possible Increase in Number of Shares Issued in the Conversion

    15. Possible Dilutive Effect of Issuance of Additional Shares

    16. Increased Compensation Expense After the Conversion

    17. Possible Adverse Income Tax Consequences of the Distribution of Subscription Rights

    18. Irrevocability of Orders; Potential Delay in Completion of Offerings

SIGNATURE                 DATE          SIGNATURE                 DATE

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NAME (PLEASE PRINT)                     NAME (PLEASE PRINT)

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                             HOMESTEAD BANCORP, INC.

                              Stock Ownership Guide

Individual

Include the first name, middle initial and last name of the shareholder. Avoid the use of two initials. Please omit words that do not affect ownership rights, such as "Mrs.", "Mr.", "Dr.", "special account", "single person", etc.

Co-Ownership

Co-Ownership may be used to identify two or more owners under the laws of the State of Louisiana.

Joint Tenants

For non-Louisiana residents, joint tenants with right of survivorship may be specified to identify two or more owners. When stock is held by joint tenants with right of survivorship, ownership is intended to pass automatically to the surviving joint tenant(s) upon the death of any joint tenant. All parties must agree to the transfer or sale of shares held by joint tenants.

Tenants in Common

For non-Louisiana residents, tenants in common may also be specified to identify two or more owners. When stock is held by tenants in common, upon the death of one co-tenant, ownership of the stock will be held by the surviving co-tenant(s) and by the heirs of the deceased co-tenant. All parties must agree to the transfer or sale of shares held by tenants in common.

Uniform Transfers to Minors Act ("UTMA")

Stock may be held in the name of a custodian for a minor under the Uniform Transfers to Minors Act of each state. There may be only one custodian and one minor designated on a stock certificate. The standard abbreviation for Custodian is "CUST", while the Uniform Transfers to Minors Act is "UTMA". Standard U.S. Postal Service state abbreviations should be used to describe the appropriate state. For example, stock held by John Doe as custodian for Susan Doe under the Louisiana Uniform Transfers to Minors Act will be abbreviated John Doe, CUST Susan Doe UTMA, LA (use minor's social security number).

Fiduciaries

Information provided with respect to stock to be held in a fiduciary capacity must contain the following:

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      o     The name(s) of the fiduciary. If an individual, list the first name, middle initial and last name. If a corporation, list the full corporate title (name). If an individual and a corporation, list the corporation's title before the individual.

      o The fiduciary capacity, such as administrator, executor, personal representative, conservator, trustee, committee, etc.

      o A description of the document governing the fiduciary relationship, such as a living trust agreement or court order. Documentation establishing a fiduciary relationship may be required to register your stock in a fiduciary capacity.

      o The date of the document governing the relationship, except that the date of trust created by a will need not be included in the description.

      o The name of the maker, donor or testator and the name of the beneficiary.

An example of fiduciary ownership of stock in the case of a trust is: John Doe, Trustee Under Agreement Dated 10-1-87 for Susan Doe.

                          STOCK ORDER FORM INSTRUCTIONS

Items 1 and 2 --

Fill in the number of shares that you wish to purchase and the total payment due. The amount due is determined by multiplying the number of shares purchased by the Purchase Price of $10.00 per share. The minimum purchase is 25 shares. Management has the authority to increase or decrease the maximum purchase limits.

Item 3 --

Please check this box to indicate whether you are a director, officer or employee of Ponchatoula Homestead Savings or a member of such person's immediate family.

Item 4 --

Payment for shares may be made in cash (only if delivered by you in person) or by check, bank draft or money order made payable to Ponchatoula Homestead Savings. Your funds will earn interest at Ponchatoula's passbook rate of interest until the Conversion is completed. DO NOT MAIL CASH TO PURCHASE STOCK! Please check this box if your method of payment is by check, bank draft or money order.


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Item 5 --

If you pay for your stock by a withdrawal from a deposit account at Ponchatoula, insert the account number(s) and the amount of your withdrawal authorization for each account. There will be no penalty assessed for early withdrawals from certificate accounts used for stock purchases. This form of payment may not be used if your account is an Individual Retirement Account. Please contact the Stock Information Center for information regarding purchases from an Individual Retirement Account.

Item 6 --

Please check the appropriate box if you were:

(a) A depositor at Ponchatoula on December 31, 1996 (the "Eligibility Record Date") with at least $50.00 on deposit.

(b) A depositor at Ponchatoula on March 31, 1998 (the "Supplemental Eligibility Record Date") with at least $50.00 on deposit.

(c)   A depositor at Ponchatoula on May 4, 1998 (the "Voting Record Date").

Items 7, 8 and 9 --

The stock transfer industry has developed a uniform system of shareholder registrations that we will use in the issuance of your Homestead Bancorp, Inc. Common Stock. Please complete items 7, 8 and 9 as fully and accurately as possible, and be certain to supply your social security or Tax I.D. number(s) and your daytime and evening telephone number(s). We will need to call you if we cannot execute your order as given. If you have any questions regarding the registration of your stock, please consult your legal advisor. Stock ownership must be registered in one of the ways described above under "Stock Ownership Guide."

Item 10 --

Please check this box if you are a member of the NASD or if this item otherwise applies to you.

Item 11 --

Please check this box if you or any associate (as defined on the reverse side of the Stock Order Form) or person acting in concert with you have submitted another order for shares and complete the reverse side of the Stock Order Form.


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Item 12 --

Please sign and date the Stock Order Form and Certification Form where indicated. Before you sign, review the Stock Order Form, including the acknowledgement, and the Certification Form. Normally, one signature is required on both sides. An additional signature is required only when payment is to be made by withdrawal from a deposit account that requires multiple signatures to withdraw funds.

You may mail your completed Stock Order Form and Certification Form in the envelope that has been provided, or you may deliver your Stock Order Form and Certification Form to Ponchatoula Homestead Savings. Your Stock Order Form and Certification Form, property completed, and payment in full (or withdrawal authorization) at the subscription price must be received by Ponchatoula Homestead Savings no later than 12:00 Noon, Central Time, on June 23, 1998 or it will become void. If you have any remaining questions, or if you would like assistance in completing your Stock Order Form, you may call the Stock Information Center at (504) 386-____. The Stock Information Center will be open Monday through Friday during regular hours.


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